Exhibit 10.1

Amendment to

Amended and Restated Employment Agreement

This Amendment (the “2009 Amendment”) is entered into and effective as of this 4th day of May, 2009 by and between Knoll, Inc. (the “Company”) and Burton B. Staniar (“Executive”) as follows:

WHEREAS, Executive and the Company desire to amend that certain Employment Agreement, dated as of January 1, 2006, by and between Executive and the Company, which amended and restated that certain Employment Agreement between Executive and the Company, dated as of February 29, 1996 (the “Employment Agreement”).

NOW, THEREFORE, in exchange for consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The last sentence of Section 1.01 is deleted and the following is inserted in lieu thereof: “Executive agrees to devote a reasonable portion of his business time and efforts to promote the interests of the Company as reasonably requested by the Company.”

2.	Section 3.01(a) is amended to change the “Base Salary” from $200,000 to $115,000.

3.	The second sentence of Section 4.01 is deleted in its entirety.

4.

Section 6.03 is amended to change the notice address in the case of the Company to: Knoll, Inc, 76 Ninth Avenue, 11 th Floor, New York, NY 10011, Attention: Chief Executive Officer, with a copy to Knoll, Inc., 1235 Water Street, East Greenville, PA 18041, Attention: Office of General Counsel, Fax: (215) 679-1013.

5.	The effective date of this 2009 Amendment is May 4, 2009.

6.	Except as specifically set forth in this 2009 Amendment, the Employment Agreement shall remain unchanged.

7.	This 2009 Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this 2009 Amendment as of the date first above written.

KNOLL, INC.

/s/ Burton B. Staniar	By:	/s/ Barry L. McCabe
Burton B. Staniar	Name:	Barry L. McCabe
	Its:	EVP and Chief Financial Officer